EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

FOR IMMEDIATE RELEASE

Contact: Melanie Clabaugh

814.728.7328

mclabaugh@nwbcorp.com

www.northwest.com

NORTHWEST BANCSHARES, INC. SELECTS ROBERT CAMPANA TO SERVE AS DIRECTOR FOLLOWING MERGER WITH LNB BANCORP, INC. AND LORAIN NATIONAL BANK

WARREN, PA, July 15, 2015—Northwest Bancshares, Inc., the parent company of Northwest Bank, announced today that its board of directors has selected Robert Campana to serve as a director, effective upon the completion of the merger of LNB Bancorp, Inc. and Lorain National Bank with and into Northwest Bancshares, Inc. and Northwest Bank.  Mr. Campana will also serve as a director of Northwest Bank.  Mr. Campana currently serves as a director of both LNB Bancorp, Inc. and Lorain National Bank.  The merger is expected to be completed August 14, 2015.

Mr. Campana has been a director of LNB Bancorp, Inc. and Lorain National Bank (LNB) since 1997. He has served on the executive, loan and compensation committees and currently is the chairman of the compensation committee. Mr. Campana will bring his extensive business experience and intimate knowledge of Lorain County and the west Cleveland suburbs to the Northwest Board.

Mr. Campana is the former president of P. C. Campana, Inc., Lorain, OH and former managing director of Camp-Hill Corporation, McKeesport, PA and Bellville Tube, Houston, TX.  Currently, Mr. Campana is the president of Campana Capital, a real estate development and private equity investment organization located in Lorain, OH.

Active in the community, Mr. Campana has volunteered his time and leadership to a variety of organizations, including Mercy Health, Lorain County Metro Parks, Team Lorain County and 100 Men of Lorain County.

In making the announcement, William J. Wagner, Chairman, President and CEO of Northwest Bancshares, Inc. stated “Northwest’s Board of Directors feels fortunate that someone of Bob Campana’s stature and reputation will join our Board. His business acumen and experience as an LNB Board member will be a great asset as we advance Northwest’s tradition of sustained growth, community leadership and excellence in customer service.  His intimate life-long knowledge as both a resident and a business leader in Lorain County and the western suburbs of Cleveland will provide insight and direction to Northwest, as we expand our presence in the market and further the community banking traditions established by Lorain National Bank.”

Northwest operates 161 community banking locations in Pennsylvania, New York, Ohio and Maryland. Founded in 1896, Northwest is a full-service financial institution offering a complete line of personal and business banking products including employee benefits, investment management services, insurance and trust. Northwest Bancshares, Inc. is the holding company of Northwest Bank and is listed on the NASDAQ Global Select Market as NWBI. More information about Northwest can be found online at www.northwest.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “continue,” prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in Northwest Bancshares’ reports filed with the U.S. Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to meet the closing conditions to the merger on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating LNB Bancorp’s business or fully realizing cost savings and other benefits; business disruption following the merger; customer acceptance of Northwest Bancshares’ products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; and economic conditions.

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